                    AS FILED WITH THE SECURITIES AND EXCHANGE
                           COMMISSION ON MAY 13, 2002


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 KELLOGG COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                       38-0710690
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                KELLOGG COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN
                              (FULL TITLE OF PLAN)

  JAMES MARKEY, VICE PRESIDENT AND CHIEF COUNSEL--SECURITIES AND INTERNATIONAL
                                 KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
                                 (616) 961-2000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO                   AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT
BE REGISTERED)                           REGISTERED(1)    OFFERING PRICE PER        AGGREGATE OFFERING       OF REGISTRA-
                                                               SHARE(2)                  PRICE(2)            TION FEE(2)
Common Stock                               2,500,000               $35.63            $89,075,000.00           $8,194.90
par value $.25 per
share

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the Kellogg Company 2002 Employee Stock Purchase Plan.

2. Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the common stock of the Registrant as reported on the New York Stock Exchange as of May 9, 2002.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         We shall send or give to each participant in the Kellogg Company 2002 Employee Stock Purchase Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission, such documents are not being filed with or included in this Registration Statement. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that have been filed with the Securities and Exchange Commission (the "Commission") by Kellogg Company (the "Registrant") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-4171), containing audited financial statements for the Registrant's latest fiscal year;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 1-4171);

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (File No. 1-4171) since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above; and

         (d) The description of the Registrant's common stock, par value $.25 per share, which is contained in Item 14 of the Registrant's Application for Registration of Securities on a National Securities Exchange on Form 10 dated March 20, 1959 filed with the Commission (File No. 1-4171) under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         See Item 3.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legal matters addressed in the opinion as to the legality of the securities being registered (attached hereto as Exhibit 5.1) have been passed on for the Registrant by James Markey, Vice President and Chief Counsel-Securities and International. Mr. Markey is compensated as an employee of the Registrant, is eligible to participate in the Kellogg Company 2002 Employee Stock Purchase Plan and as of May 13, 2002, is the owner of approximately 220 shares of common stock of the Registrant and is the holder of options to acquire approximately 70,600 shares of common stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Section 145 provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 145 does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

                  The Registrant's By-laws and Amended and Restated Certificate of Incorporation grant indemnification to such persons to the extent permitted by Delaware law and authorize the purchase of insurance to cover liabilities asserted against such persons.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT

4.1 Amended and Restated Certificate of Incorporation of Kellogg Company, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.2 By-laws of Kellogg Company, as amended, incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.3               Kellogg Company 2002 Employee Stock Purchase Plan.

5.1 Opinion of the Registrant's Vice President and Chief Counsel--Securities and International as to the legality of the securities being registered.

23.1 Consent of the Registrant's Vice President and Chief Counsel--Securities and International (included in opinion filed as Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers LLP.

24.1              Powers of Attorney.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Battle Creek, State of Michigan, on this 13th day of May, 2002.

                                       KELLOGG COMPANY

                                       By:       /s/ Carlos M. Gutierrez
                                            -----------------------------------
                                            Carlos M. Gutierrez
                                            Chairman of the Board, President
                                            and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Compensation Committee of Board of Directors of Kellogg Company (which administers the Kellogg Company 2002 Employee Stock Purchase Plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Battle Creek, State of Michigan, on this 13th day of May, 2002.

                                       Kellogg Company 2002 Employee Stock
                                       Purchase Plan

                                       By:                *
                                            -----------------------------------
                                            Claudio X. Gonzalez
                                            Compensation Committee Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of May, 2002.

           SIGNATURE                                  TITLE


   /s/ Carlos M. Gutierrez         Chairman of the Board, President and Chief
-------------------------------      Executive Officer (Principal Executive
Carlos M. Gutierrez                                 Officer)


   /s/ John A. Bryant              Senior Vice President and Chief Financial
-------------------------------      Officer (Principal Financial Officer)
John A. Bryant


   /s/ Jeffrey M. Boromisa          Vice President and Corporate Controller
-------------------------------          (Principal Accounting Officer)
Jeffrey M. Boromisa


              *                                     Director
-------------------------------
Benjamin S. Carson, Sr.

                                                    Director
-------------------------------
John T. Dillon

              *                                     Director
-------------------------------
Claudio X. Gonzalez

              *                                     Director
-------------------------------
Gordon Gund

              *                                     Director
-------------------------------
James M. Jenness

              *                                     Director
-------------------------------
Dorothy A. Johnson

                                                    Director
-------------------------------
L. Daniel Jorndt

              *                                     Director
-------------------------------
Ann McLaughlin Korologos

              *                                     Director
-------------------------------
William D. Perez

              *                                     Director
-------------------------------
William C. Richardson

              *                                     Director
-------------------------------
John L. Zabriskie

*By:    /s/ Janet Langford Kelly                  May 13, 2002
     -----------------------------
       Janet Langford Kelly
       As Attorney-in-fact

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER    DESCRIPTION OF DOCUMENT

4.1 Amended and Restated Certificate of Incorporation of Kellogg Company, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.2 By-laws of Kellogg Company, as amended, incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.3               Kellogg Company 2002 Employee Stock Purchase Plan.

5.1 Opinion of the Registrant's Vice President and Chief Counsel-- Securities and International as to the legality of the securities being registered.

23.1 Consent of the Registrant's Vice President and Chief Counsel-- Securities and International (included in opinion filed as Exhibit 5.1).

23.2              Consent of Pricewaterhouse Coopers LLP.

24.1              Powers of Attorney.


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